GoldSpring Announces Appointment of Mining Industry Executive as Independent Director

GOLD HILL, Nev., February 2—GoldSpring, Inc. (OTC Bulletin Board: GSPG) announced today that effective January 27, 2009, the Company’s Board of Directors has appointed Jeffrey Pontius to serve as an independent director of the Company.  Mr. Pontius is a corporate leader and a builder of successful companies and organizations.  Since 2006, he has been President/CEO of International Tower Hill Mines Ltd. (TSXV: ITH, NYSE: THM) of Denver, Colorado and has been instrumental in the acquisition of assets from AngloGold for a Canadian junior exploration company as well as designing and implementing company strategy.  From 2004-2006, he was the North American Exploration Manager for AngloGold Ashanti Ltd. of Denver, Colorado.   He managed company exploration activities throughout North America, encompassing a broad range of projects and acquisition evaluations.  From 1997-2004, he was Senior US Exploration Manager for AngloGold North America Inc. of Elko, Nevada and managed multi-million dollar exploration programs covering western North America (Great Basin - Alaska - Central America - Canada), including management of the  Jerritt Canyon exploration program.

“Jeff’s technical background, industry success, access to financing sources, and his ability to contact senior officers and directors at many of the successful precious metal mining companies will add depth and strength to the board and value to the Company,” stated Bill Nance, GoldSpring’s Chairman of the Board.

About GoldSpring, Inc.

GoldSpring, Inc. is a North American precious metals mining company, focused in Nevada, with extensive, contiguous property in the Comstock Lode District. Our Company was formed in mid-2003, and we acquired two properties in the Comstock Lode before the end of the year. We secured permits, built an infrastructure and brought the exploration project into test mining production within a year of its acquisition. The Company, in 2005, began consolidating the Comstock Lode by acquiring additional properties in the district, expanding our footprint and creating opportunities for exploration and mining. We are an emerging company, looking to build on our success through the acquisition of other mineral properties in the Comstock Lode District with reserves or exploration potential. The Company's objectives are to increase reserves through exploration, expand its footprint in the Comstock, resume mining, optimize its production, and maximize shareholder value.

Cautionary Note to U.S. Investors: The United States Securities and with Exchange Commission permits US mining companies, in their filings the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We may use certain terms on this press release, such as "measured", "indicated", and "inferred" resources, which the SEC guidelines strictly prohibit U.S. registered companies from including in their filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-KSB which may be secured from us, or from the SEC's website at http://www.sec.gov/edgar.shtml

The Private Securities Litigation Reform Act of 1995 provides a 'safe harbor' for forward-looking statements. Certain information included in this communication (as well as information included in oral statements or other written statements made or to be made by GoldSpring) contains statements that are 'forward-looking,' as defined in Section 21E of the Securities Exchange Act, such as statements relating to the future anticipated direction of the high technology and energy industries, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth, mining capability and potential contracts. Such forward-looking information involves important risks and uncertainties, which include the risk factors disclosed in our most recent filings with the U.S. Securities and Exchange Commission, that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of GoldSpring. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financial activities, domestic and global economic conditions, changes in federal or state tax laws and market competition factors. These and other factors, which could cause actual results to differ materially, are discussed in more detail in GoldSpring's filings with the Securities and Exchange Commission. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as 'anticipate,' 'believe,' 'could,' 'estimate,' 'expect,' 'intend,' 'may,' 'should,' 'will,' and 'would' or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Contact information for GoldSpring, Inc.:
P.O. Box 1118
Virginia City, NV 89440
Tel 775.847.5272
Fax 775.847.4762
http://www.goldspring.us

Robert T. Faber, President and CEO
480.603.5151
775.847.5272
E-mail: rfaber@goldspring.us

SOURCE GoldSpring, Inc.